Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended March 31, 2015

Reports Adjusted Net Investment Income of $0.34 per Weighted Average Share and Net Asset Value of $13.89 per Share

Declares Second Quarter 2015 Dividend of $0.34 per Share

Defensive Investment Strategy Underscored by Continued Strong Credit Performance

Originated $65 Million of Investments in the Quarter

Remains fully invested; statutory debt/equity ratio of 0.78x

NEW YORK--(BUSINESS WIRE)--May 5, 2015--New Mountain Finance Corporation (NYSE:NMFC) (the "Company", “NMFC”, "we", "us" or "our") today announced its financial results for the quarter ended March 31, 2015 and reported first quarter Adjusted Net Investment Income of the Company of $0.34 per weighted average share. At March 31, 2015, net asset value (“NAV”) per share was $13.89, an increase of $0.06 from December 31, 2014. The Company also announced that its board of directors declared a second quarter 2015 dividend of $0.34 per share, which will be payable on June 30, 2015 to holders of record as of June 16, 2015.

Except where noted otherwise, all financial information shown is that of the Company.

Selected Financial Highlights
(in thousands, except per share data)

	March 31, 2015
Investment Portfolio(1)	$1,434,754
Total Assets	$1,487,582
Total Statutory Debt(2)	$626,408
NAV	$806,499

NAV per Share	$13.89
Statutory Debt/Equity	0.78x

Investment Portfolio Composition	March 31, 2015	Percent of Total
First Lien	$641,501	44.7%
Second Lien(1)	621,465	43.3%
Subordinated	75,544	5.3%
Preferred Equity	55,163	3.8%
Investment in Fund	22,846	1.6%
Common Equity and Other	18,235	1.3%
Total	$1,434,754	100.0%

	Three Months Ended March 31, 2015
(in millions, except per share data)	GAAP	Non-Cash Adjustments(3)	Adjusted(3)
Net investment income (“NII”)	$19.1	$0.4	$19.5

Net investment income per weighted average share	$0.33		$0.34

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1 Includes collateral for securities purchased under collateralized agreements to resell of $30.0 million.
2 Excludes the Company’s SBA-guaranteed debentures.
3 Refer to “Reconciliation of Adjusted Net Investment Income” noted below for additional details.

We believe that the strength of the Company’s unique investment strategy – which focuses on acyclical “defensive growth” companies that are well researched by New Mountain Capital, L.L.C. (“New Mountain”), a leading private equity firm – is underscored by continued strong credit performance. The Company has had only four portfolio companies, representing approximately $36.4 million of the cost of all investments made since inception in October 2008, or approximately 1.1%, go on non-accrual.

Robert Hamwee, CEO, commented “The first quarter represented another solid quarter of performance for NMFC. We covered our dividend, remain fully invested, and continue to maintain a stable portfolio yield.”

“As managers and as significant stockholders personally, we are pleased with the completion of another successful quarter,” added Steven B. Klinsky, NMFC Chairman. “We believe our strategy of focusing on acyclical “defensive growth” industries and on companies that we know well continues to prove a successful strategy and preserves stockholder value.”

Portfolio and Investment Activity1

As of March 31, 2015, the Company’s net asset value was approximately $806.5 million and its portfolio had a fair value of approximately $1,434.8 million in 70 portfolio companies, with a weighted average Yield to Maturity at Cost2 of approximately 10.6%. For the three months ended March 31, 2015, the Company made approximately $64.8 million of originations and commitments3. The $64.8 million includes approximately $58.4 million of investments in four new portfolio companies and approximately $6.4 million of follow-on investments in two portfolio companies held as of December 31, 2014. For the three months ended March 31, 2015, the Company had approximately $26.5 million of sales in six portfolio companies and cash repayments3 of approximately $50.2 million.

Consolidated Results of Operations

During the second quarter of 2014, the Company completed a restructuring; refer to the disclosure in the Company’s Form 10-Q filed on May 5, 2015 for more information. The discussion of the results of operations below compares the Company’s three months ended March 31, 2015 results to New Mountain Finance Holdings, L.L.C.’s (the “Predecessor Operating Company” or “NMF Holdings”) results for the three months ended March 31, 2014.

The Company’s total adjusted investment income and the Predecessor Operating Company’s pro-forma adjusted investment income4 for the three months ended March 31, 2015 and 2014 were approximately $36.5 million and $30.7 million, respectively. For the three months ended March 31, 2015 and 2014, the Company’s total adjusted investment income and the Predecessor Operating Company’s pro-forma adjusted investment income consisted of approximately $31.6 million and $26.3 million in cash interest income from investments, respectively, prepayment penalties of approximately $0.4 million and $0.3 million, respectively, approximately $0.7 million and $0.8 million in payment-in-kind (“PIK”) interest income from investments, respectively, net amortization of purchase premiums/discounts and origination fees of approximately $0.6 million and $0.7 million, respectively, cash dividend income of approximately $0.8 million and $1.9 million, respectively, PIK dividend income of approximately $0.5 million and $0 million, respectively, and approximately $1.9 million and $0.7 million in other income, respectively.

The Company’s total net expenses after income tax expense and the Predecessor Operating Company’s pro-forma net expenses4 for the three months ended March 31, 2015 and 2014 were approximately $17.0 million and $13.1 million, respectively, excluding $0.5 million and $1.6 million of accrued hypothetical capital gains incentive fee, respectively. The hypothetical capital gains incentive fee is based upon the cumulative net Adjusted Realized Capital Gains (Losses)5 and the cumulative net Adjusted Unrealized Capital Appreciation (Depreciation)5 from inception through the end of the current period. Actual amounts paid to New Mountain Finance Advisers BDC, L.L.C. (the “Investment Adviser”) are consistent with the investment advisory and management agreement between the Company and the Investment Adviser (the “Investment Management Agreement”), and are based only on actual Adjusted Realized Capital Gains computed net of all Adjusted Realized Capital Losses and Adjusted Unrealized Capital Depreciation on a cumulative basis from inception through the end of each calendar year as if the entire portfolio was sold at fair value.

Total net expenses after income tax expense and pro-forma net expenses for the three months ended March 31, 2015 and 2014 consisted of approximately $5.5 million and $3.4 million, respectively, of costs associated with the Company’s borrowings and approximately $10.0 million and $8.6 million, respectively, in net management and incentive fees, excluding $0.5 million and $1.6 million of accrued hypothetical capital gains incentive fee, respectively. Since the initial public offering (“IPO”), the base management fee calculation has deducted the borrowings under the New Mountain Finance SPV Funding, L.L.C. credit facility (the “SLF Credit Facility”). The SLF Credit Facility has historically consisted of primarily lower yielding assets at higher advance rates. As part of an amendment to the Company’s existing credit facilities with Wells Fargo Bank, National Association, the SLF Credit Facility merged with and into the NMF Holdings credit facility (the “Holdings Credit Facility”) on December 18, 2014. Post credit facility merger and to be consistent with the methodology since IPO, the Investment Adviser will waive management fees on the leverage associated with those assets that share the same characteristics with investments leveraged under the legacy SLF Credit Facility, which approximated $318.6 million as of March 31, 2015. The Investment Adviser cannot recoup management fees that the Investment Adviser has previously waived. For the three months ended March 31, 2015, management fees waived were approximately $1.4 million. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the three months ended March 31, 2015 were approximately $1.5 million. The Predecessor Operating Company had capped its direct and indirect expenses at $4.25 million for the fiscal year ended March 31, 2014, resulting in professional, administrative and other general and administrative expenses of approximately $1.1 million for the three months ended March 31, 2014.

For the three months ended March 31, 2015, the Company recorded approximately $(0.1) million and $4.5 million of adjusted net realized losses and adjusted net changes in unrealized appreciation of investments, respectively. For the three months ended March 31, 2015, provision for taxes was approximately $0.5 million, related to differences between the computation of income for United States (“U.S.”) federal income tax purposes as compared to accounting principles generally accepted in the United States (“GAAP”). For the three months ended March 31, 2014, the Predecessor Operating Company recorded approximately $2.9 million and $5.0 million in pro-forma adjusted net realized gains and pro-forma adjusted net changes in unrealized appreciation of investments, respectively.

Liquidity and Capital Resources

As of March 31, 2015, the Company had cash and cash equivalents of approximately $22.2 million and total statutory debt outstanding of approximately $626.4 million (approximately $442.6 million of the $495.0 million of total availability on the Holdings Credit Facility, $68.8 million of the $80.0 million of total availability on the Company’s credit facility (the "NMFC Credit Facility”) and $115.0 million of convertible notes outstanding). Additionally, the Company had $37.5 million of SBA-guaranteed debentures outstanding as of March 31, 2015.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status, and the final development could be an actual realization of a loss through a restructuring or impaired sale.

During the first quarter of 2015, the Company placed a portion of its second lien position in Edmentum, Inc. (“Edmentum”) on non-accrual status due to its ongoing restructuring. As of March 31, 2015, the portion of the Edmentum second lien position placed on non-accrual status represented an aggregate cost basis of $15.4 million and aggregate fair value of $7.8 million.

During the third quarter of 2014, the Company had placed a portion of its first lien position in UniTek Global Services, Inc. (“UniTek”) on non-accrual status in anticipation of a voluntary petition for a “Pre-Packaged” Chapter 11 Bankruptcy in the U.S. Bankruptcy Court for the District of Delaware which was filed on November 3, 2014. In January 2015, UniTek emerged from “Pre-Packaged” Chapter 11 Bankruptcy and completed its restructuring. During the first quarter of 2015, the Company restored UniTek to full accrual status.

As of March 31, 2015, five portfolio companies (including Edmentum referenced above) had an investment rating of “3”, with a total cost basis of approximately $61.3 million and a fair value of approximately $40.9 million.

As of March 31, 2015, two portfolio companies (including Edmentum referenced above) were on non-accrual status and had an investment rating of “4”. As of March 31, 2015, the investments in these portfolio companies had an aggregate cost basis of approximately $17.0 million and an aggregate fair value of approximately $8.2 million.

Recent Developments

The Company has had approximately $26.3 million of originations and commitments in the first 34 days of the second quarter of 2015. This was offset by approximately $32.5 million of repayments3 and $4.7 million of sales during the same period.

On April 20, 2015, Edmentum announced an agreement with the unanimous support of its first lien lenders, second lien lenders and equity sponsors to recapitalize its balance sheet and reduce its outstanding indebtedness. The recapitalization is expected to close in the second quarter of 2015.

On May 5, 2015, the Company’s board of directors declared a second quarter 2015 distribution of $0.34 per share payable on June 30, 2015 to holders of record as of June 16, 2015.

On May 5, 2015, the Company entered into a Second Amended and Restated Administrative Agreement with the Administrator to reflect current operating procedures.

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1 Includes collateral for securities purchased under collateralized agreements to resell of $30.0 million.
2 References to “Yield to Maturity at Cost” assume the accruing investments in our portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at adjusted cost (estimated) on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. Yield to Maturity at Cost uses the London Interbank Offered Rate (“LIBOR”) curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR contracts by the individual companies in the Company’s portfolio or other factors.
3 Excludes revolving credit facilities, payment-in-kind (“PIK”) interest, bridge loans and return of capital.
4Pro-forma adjusted net investment income of the Predecessor Operating Company for the three months ended March 31, 2014 reflects a change in tax estimate related to a non-recurring YP, LLC distribution and the NII impact (net of the incentive fee) was approximately $0.2 million.
5 Under GAAP, the Company’s IPO did not step-up the cost basis of the Predecessor Operating Company’s existing investments to fair market value at the IPO date. Since the total value of the Predecessor Operating Company’s investments at the time of the IPO was greater than the investments’ cost basis, a larger amount of amortization of purchase or original issue discount, as well as different amounts in realized gain and unrealized appreciation, may be recognized under GAAP in each period than if the step-up had occurred. This will remain until such predecessor investments are sold or mature in the future. The Company tracks the transferred (or fair market) value of each of its investments as of the time of the IPO and, for purposes of the incentive fee calculation, adjusts Pre-Incentive Fee Net Investment Income to reflect the amortization of purchase or original issue discount on the Company’s investments as if each investment was purchased at the date of the IPO, or stepped up to fair market value. This is defined as “Pre-Incentive Fee Adjusted Net Investment Income”. The Company also uses the transferred (or fair market) value of each of its investments as of the time of the IPO to adjust capital gains and losses (“Adjusted Realized Capital Gains (Losses)”) and unrealized capital appreciation and depreciation (“Adjusted Unrealized Capital Appreciation (Depreciation)”).

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Wednesday, May 6, 2015, to discuss its first quarter 2015 financial results. All interested parties may participate in the conference call by dialing +1 (877) 443-9109 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-1082. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

Financial Statements and Tables of the Company

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)
(unaudited)
	March 31, 2015	December 31, 2014
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $1,314,123 and $1,422,891, respectively)	$1,292,569	$1,402,210
Non-controlled/affiliated investments (cost of $66,846 and $23,000, respectively)	64,846	22,461
Controlled investments (cost of $40,519 and $0, respectively)	47,339	––
Total investments at fair value (cost of $1,421,488 and $1,455,891, respectively)	1,404,754	1,424,671
Securities purchased under collateralized agreements to resell	30,000	30,000
Cash and cash equivalents	22,152	23,445
Interest and dividend receivable	14,489	11,744
Deferred financing costs (net of accumulated amortization of $6,539 and $5,867, respectively)	13,390	14,052
Receivable from affiliates	631	490
Receivable from unsettled securities sold	––	8,912
Other assets	2,166	1,606
Total assets	$1,487,582	$1,514,920

Liabilities
Holdings Credit Facility	$442,608	$468,108
Convertible Notes	115,000	115,000
NMFC Credit Facility	68,800	50,000
SBA-guaranteed debentures	37,500	37,500
Management fee payable	5,086	5,144
Incentive fee payable	4,878	4,803
Interest payable	2,707	1,352
Deferred tax liability	994	493
Capital gains incentive fee payable	481	––
Payable to affiliates	241	822
Payable for unsettled securities purchased	––	26,460
Other liabilities	2,788	3,068
Total liabilities	$681,083	$712,750
Commitments and contingencies
Net Assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	––	––
Common stock, par value $0.01 per share 100,000,000 shares authorized, and 58,075,605 and 57,997,890 shares issued and outstanding, respectively	581	580
Paid in capital in excess of par	818,262	817,129
Accumulated undistributed net investment income	1,873	2,530
Accumulated undistributed net realized gains on investments	13,998	14,131
Net unrealized (depreciation) appreciation of investments (net of provision for taxes of $994 and $493, respectively)	(28,215)	(32,200)
Total net assets	$806,499	$802,170
Total liabilities and net assets	$1,487,582	$1,514,920

Number of shares outstanding	58,075,605	57,997,890
Net asset value per share	$13.89	$13.83

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)
(unaudited)

	Three months ended
	March 31, 2015	March 31, 2014
Investment income
From non-controlled/non-affiliated investments:
Interest income	$31,854	$––
Dividend income	(99)	––
Other income	1,557	––
From non-controlled/affiliated investments:
Interest income	1,043	––
Dividend income	858	––
Other income	314	––
From controlled investments:
Interest income	450	––
Dividend income	548	––
Other income	11	––
Investment income allocated from New Mountain Finance Holdings, L.L.C.
Interest income	––	27,668
Dividend income	––	2,089
Other income	––	682
Total investment income	36,536	30,439

Expenses
Incentive fee	4,878	––
Capital gains incentive fee	481	––
Total incentive fees	5,359	––
Management fee	6,468	––
Interest and other financing expenses	5,477	––
Professional fees	739	––
Administrative expenses	635	––
Other general and administrative expenses	429	––
Net expenses allocated from New Mountain Finance Holdings, L.L.C.	––	14,381
Total expenses	19,107	14,381
Less: management fee waived	(1,382)	––
Less: expenses waived and reimbursed	(400)	––
Net expenses	17,325	14,381
Net investment income before taxes	19,211	16,058
Income tax expense	149	––

Net investment income	19,062	16,058
Net realized (losses) gains:
Non-controlled/non-affiliated investments	(133)	––
Investments allocated from New Mountain Finance Holdings, L.L.C.	––	2,708
Net change in unrealized (depreciation) appreciation:
Non-controlled/non-affiliated investments	(1,462)	––
Non-controlled/affiliated investments	(872)	––
Controlled investments	6,820
Investments allocated from New Mountain Finance Holdings, L.L.C.	––	4,682
Provision for taxes	(501)	––
Net increase in net assets resulting from operations	$22,914	$23,448
Basic earnings per share	$0.40	$0.50
Weighted average shares of common stock outstanding-basic	57,998,754	47,066,216
Diluted earnings per share	$0.37	$0.50
Weighted average shares of common stock outstanding-diluted	65,217,837	47,066,216
Dividends declared and paid per share	$0.34	$0.34

New Mountain Finance Corporation Reconciliation of Adjusted Net Investment Income
(in millions, except for per share data)
(unaudited)

	Three months ended March 31, 2015
	Amount	Per Weighted Average Share
GAAP net investment income ("NII")	$19.1	$0.33
Non-cash capital gains incentive fee(1) (2)	0.4	0.01
Adjusted NII	$19.5	$0.34

(1) Reclassification of the non-cash capital gains incentive fee out of net investment income and into net increase in net assets resulting from operations.
(2) Net of non-cash amortization adjustment of less than $0.1 million for the three months ended March 31, 2015.

New Mountain Finance Corporation Adjusted Net Investment Income
(in millions, except per share data)
(unaudited, numbers may not add due to rounding)

Three months ended March 31, 2015
Investment income
Interest income	$33.3
Dividend income	1.3
Other income	1.9
Total investment income	36.5

Expenses
Management fee	6.5
Incentive fee	4.9
Interest and other financing expenses	5.5
Professional fees	0.7
Administrative expenses	0.6
Other general and administrative expenses	0.4
Total expenses	18.6
Less: management fee waived	(1.4)
Less: expenses waived and reimbursed	(0.4)
Net expenses	16.8
Net investment income before income taxes	19.7
Income tax expense	0.2

Net investment income (“NII”)	19.5

Net realized losses on investments	(0.1)
Net change in unrealized appreciation of investments	4.5
Provision for taxes	(0.5)
Capital gains incentive fee	(0.5)
Net increase in net assets resulting from operations	$22.9

Adjusted NII per weighted average share	$0.34

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL, L.LC.

New Mountain Capital, L.L.C is a New York-based private equity firm investing for long-term capital appreciation through direct investments in growth equity transactions, leveraged acquisitions, and management buyouts. The firm currently manages private and public equity funds with more than $15.0 billion in aggregate capital commitments. New Mountain Capital, L.L.C. seeks out the highest-quality defensive growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, L.L.C., please visit www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
David M. Cordova, (212) 220-3546
Chief Financial Officer and Treasurer